EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 3, 2010

September 3, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.2%	-0.8%	-5.6%
Class B Units	0.2%	-0.8%	-6.0%
Legacy 1 Class Units	0.2%	-0.8%	-4.4%
Legacy 2 Class Units	0.2%	-0.8%	-4.6%
Global 1 Class Units	0.0%	-0.9%	-4.9%
Global 2 Class Units	0.0%	-0.9%	-5.1%
Global 3 Class Units	-0.1%	-0.9%	-6.3%

S&P 500 Total Return Index2	3.8%	5.3%	0.4%
Barclays Capital U.S. Long Government Index2	-0.9%	-3.2%	16.8%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn	Increase	Industry analysts reported corn output will be nearly 4% lower than original government estimates
Wheat	Increase	News Russia will extend its wheat export ban into late-2011
Sugar	Increase	Forecasts for weak Brazilian supply

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. Dollar	Decrease	Optimistic results from last week’s U.S. unemployment report created increased investors’ appetite for risk
Euro	Increase	Positive results from a recent Spanish bond auction served as an indicator that Spanish sovereign debt concerns may be subsiding
Swiss franc	Increase	Better-than-expected GDP growth data for the second-quarter

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Energy
Sector/Market	Price Action	Cause
Natural gas	Increase	Higher demand forecasts for industrial goods, as a result of the better-than-expected unemployment report.
Crude oil	Decrease	U.S. inventories continue to expand.

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
North American equity markets	Increase	Renewed optimism concerning the economic recovery in the U.S.
Nikkei 225 Index	Increase	Data showed U.S. industrial production was improving
Hang Seng Index	Increase	Positive investor sentiment followed gains in the Chinese equity markets

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Decrease	Depressed demand for safe-haven debt instruments caused by strong economic indicators for the global economy

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Base metals	Increase	Reports of continued improvement in Chinese manufacturing
Silver	Increase	Safe-haven buying followed the ECB’s decision to leave record-low European interest rates unchanged

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.